    As filed with the Securities and Exchange Commission on August 20, 1999.

                              REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          MOTIVEPOWER INDUSTRIES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

               Pennsylvania                              82-0461010
      (State or Other Jurisdiction of                 (I.R.S. Employer
      Incorporation or Organization)               Identification Number)


                         Two Gateway Center, 14th Floor
                              Pittsburgh, PA 15222
                    (Address of Principal Executive Offices)

                          MOTIVEPOWER INDUSTRIES, INC.
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full Title of the Plan)

                             Jeannette Fisher-Garber
                  Vice President, Secretary and General Counsel
                          MotivePower Industries, Inc.
                         Two Gateway Center, 14th Floor
                              Pittsburgh, PA 15222
                                 (412) 201-1101
            (Name, Address and Telephone Number of Agent for Service)

                         CALCULATION OF REGISTRATION FEE



--------------------------------------------------------------------------------------------------------------------------------
                                                                                           Proposed
                                                                   Proposed                 Maximum               Amount
           Title of                       Amount                    Maximum                Aggregate                of
          Securities                       To Be                Offering Price             Offering              Registra-
       to be Registered                 Registered                 Per Share                 Price               tion Fee
--------------------------------------------------------------------------------------------------------------------------------
Shares of Common Stock,                  75,000 shares            $14.44 (1)            $1,083,000 (1)             $302
$0.01 par value
Preferred Stock Purchase                 75,000 rights                (2)                     (2)                   (2)
Rights



(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h) and 457(c), the Proposed Maximum Offering Price Per Share is based upon the reported average of the high and low prices for the Registrant's common stock on the New York Stock Exchange on August 18, 1999.

(2) The Preferred Stock Purchase Rights are evidenced by certificates for shares of MotivePower Common Stock and automatically trade with MotivePower Common Stock. Value attributable to such Preferred Stock Purchase Rights, if any, is reflected in the market price of the MotivePower Common Stock.


         On June 23, 1994, MotivePower filed a registration statement or Form S-8 (File No. 033-80704) relating to the MotivePower Industries, Inc. Stock Option Plan for Non-Employee Directors (formerly the MK Rail Corporation Stock Option Plan for Non-Employee Directors) to register 150,000 shares of MotivePower (as adjusted from 100,000 shares to give effect to MotivePower's 3 for 2 stock split on April 2, 1999). Additional shares under the Plan are registered hereby.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information*

Item 2.  Registrant Information and Employee Plan Annual Information*

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents previously filed with the Securities and Exchange Commission by MotivePower Industries, Inc., a Pennsylvania corporation ("MotivePower" or the "Company"), are incorporated herein by reference and shall be deemed to be a part hereof:

                  (a) The description of common stock of the Company contained in the Registration Statement on Form 8-A filed by the Company with the Securities and Exchange Commission (the "Commission") on May 4, 1999 (SEC File No. 001-13225);

                  (b) The description of the share purchase rights of the Company contained in the Registration Statements on Form 8-A filed with the Commission on May 4, 1999 and the amendment thereto on Form 8-A/A filed with the Commission on June 3, 1999 (SEC File No. 001-13225);

                  (c) The Company's Annual Report on Form 10-K for the year ended December 31, 1998 (SEC File No. 001-13225);

                  (d) The Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1999 (SEC File No. 001-13225);

                  (e) The Company's Quarterly Report on Form 10-Q for the three months ended June 30, 1999 (SEC File No. 001-13225);

                  (f) The Company's Current Reports on Form 8-K dated May 14, 1999, June 3, 1999 and August 18, 1999 (SEC File No. 001-13225); and

                  (g) The Company's Registration Statement on Form S-4 filed July 20, 1999 (SEC File No. 333-83221).

         All documents filed by MotivePower pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents (such documents, and the documents enumerated in paragraphs (a) through (g) above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such first statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.


Item 6.  Indemnification of Directors and Officers

         MotivePower's charter and by-laws provide for indemnification of MotivePower's directors and officers for liabilities and expenses that they may incur in such capacities. The MotivePower charter provides that, to the fullest extent permitted by Pennsylvania law, no director will be personally liable to the corporation for or with respect to any acts or omissions in the performance of his or her duties. Pennsylvania law permits a corporation to eliminate the personal liability of its directors for monetary damages for any action taken or failure to take any action unless: (1) such directors have breached or failed to perform their duties; and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. MotivePower has adopted such a provision in its charter. However, a Pennsylvania corporation is not empowered to eliminate personal liability where the responsibility or liability of a director is pursuant to any criminal statute or is for the payment of taxes pursuant to any federal, state or local law. Reference is made to MotivePower's charter incorporated by reference as set forth below as Exhibit 4.1 hereto, and by-laws set forth below as Exhibit 4.2 hereto.

         MotivePower also maintains directors and officers liability insurance which provides for coverage against loss arising from claims made against directors and officers in their capacity as such.

         MotivePower has agreed to indemnify, to the extent provided under the charter and by-laws of Westinghouse Air Brake Company ("WABCO") in effect on June 2, 1999, the individuals who on or before the closing were officers or directors of WABCO or its subsidiaries with respect to all acts or omissions before the closing by these individuals in these capacities. MotivePower has also agreed to provide, for six years after the closing, a directors' and officers' liability insurance and indemnification policy that provides WABCO's officers and directors in office immediately prior to the closing coverage substantially equivalent to WABCO's policy in effect on June 2, 1999.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors or officers, the Company is aware that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is therefore unenforceable. Under certain circumstances, the Company might be required to submit to a court the question of whether indemnification is permissible before it could indemnify directors or officers for such liabilities.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         Exhibit No.       Description of Exhibit
         -----------       ----------------------

         4.1 Articles of Incorporation (incorporated by reference to Appendix B to MotivePower's Definitive Proxy Statement filed on March 19, 1999).

         4.2 By-laws of MotivePower (incorporated by reference to Exhibit 2 to MotivePower's Registration Statement on Form 8-A filed on May 4, 1999).

         4.3 Rights Agreement, dated as of January 19, 1996 between MotivePower and Chase Mellon Shareholder Services, L.L.C., as Rights Agent (incorporated by reference to Exhibit 1 to MotivePower's Report on Form 8-K filed on January 31, 1996).

         4.4 First Amendment to the Rights Agreement, dated April 5, 1996 (incorporated by reference to Exhibit 2 to MotivePower's Amendment No. 1 on Form 8-A/A filed on April 25, 1996).

         4.5 Second Amendment to the Rights Agreement, dated June 20, 1996 (incorporated by reference to Exhibit 3 to MotivePower's Amendment No. 2 on Form 8-A/A filed on July 3, 1996).

         4.6 Third Amendment to the Rights Agreement, dated July 25, 1996 (incorporated by reference to Exhibit 4 to MotivePower's Registration Statement on Form 8-A filed on August 1, 1997).

         4.7 Fourth Amendment to the Rights Agreement, dated August 22, 1997 (incorporated by reference to Exhibit 1 to MotivePower's Amendment No. 1 on Form 8-A/A filed on October 23, 1997).

         4.8 Fifth Amendment to the Rights Agreement, dated June 2, 1999 (incorporated by reference to Exhibit 1 to MotivePower's Amendment No. 1 on Form 8-A/A filed on June 3, 1999).

         *4.9 MotivePower Industries, Inc. Stock Option Plan for Non-Employee Directors, as amended.

         *5.1 Opinion of Doepken Keevican & Weiss, as to the legality of the securities being registered.

         *23.1             Consent of Deloitte & Touche LLP.

         *23.2             Consent of Arthur Andersen LLP.

         *23.3             Consent of Doepken Keevican & Weiss (included in
                           Exhibit 5.1 to this Registration Statement).

         *24.1             Powers of Attorney.
-------------------
* Filed herewith. Exhibits incorporated by reference herein have previously been filed by the Company with the Securities and Exchange Commission (SEC File No. 001-13225).

Item 9.  Undertakings.

(a)      MotivePower hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by MotivePower pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of MotivePower's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a Registrant pursuant to the foregoing provisions, or otherwise, MotivePower has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of MotivePower in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, MotivePower will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on this 19th day of August, 1999.

                                    MOTIVEPOWER INDUSTRIES, INC.

                                    By:      /s/ Scott E. Wahlstrom
                                             -------------------------------
                                             Scott E. Wahlstrom
                                             Vice President, Human Resources
                                               and Administration

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 19, 1999.


Signature                                        Title                          Date
---------                                        -----                          ----

/s/  John C. Pope*                      Non-Executive Chairman                  August 19, 1999
------------------------------          and Director
John C. Pope

/s/ Michael A. Wolf*                    President and Chief Executive           August 19, 1999
------------------------------          Officer and Director (Principal
Michael A. Wolf                         Executive Officer)

/s/ William F. Fabrizio*                Senior Vice President and Chief         August 19, 1999
------------------------------          Financial Officer (Principal
William F. Fabrizio                     Financial Officer)

/s/ David L. Bonvenuto*                 Vice President, Controller and          August 19, 1999
------------------------------          Principal Accounting Officer
David L. Bonvenuto

/s/ Gilbert E. Carmichael*              Vice Chairman and Director              August 19, 1999
------------------------------
Gilbert E. Carmichael

/s/ Ernesto Fernandez Hurtado*          Director                                August 19, 1999
------------------------------
Ernesto Fernandez Hurtado

/s/ Lee B. Foster II*                   Director                                August 19, 1999
------------------------------
Lee B. Foster II

/s/ James P. Miscoll*                   Director                                August 19, 1999
------------------------------
James P. Miscoll

/s/ Nicholas J. Stanley*                Director                                August 19, 1999
------------------------------
Nicholas J. Stanley

* By:    /s/ William F. Fabrizio        Attorney-in-Fact                        August 19, 1999
         -----------------------
         William F. Fabrizio